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                                                                    EXHIBIT (23)



                        CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in this Annual Report (Form 10-K) of First Oak Brook Bancshares, Inc. of our report dated January 20, 1998, included in the 1997 Annual Report to Shareholders of First Oak Brook Bancshares, Inc.


We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-24145) pertaining to First Oak Brook Bancshares, Inc. Employees' Savings and Stock Ownership Plan and the Registration Statement (Form S-8 No. 33-82800) pertaining to First Oak Brook Bancshares, Inc. 1987 Stock Option Plan of our report dated January 20, 1998, with respect to the consolidated financial statements of First Oak Brook Bancshares, Inc. incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 1997.



                                         ERNST & YOUNG LLP


Chicago, Illinois
March 27, 1998